Exhibit 10.1




CD  HOLDING  LLC
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                                                          411 West Putnam Avenue
                                                            Greenwich, CT  06830
                                                                  (203) 862-7000

April  14,  2004

Sent  Via  Facsimile
(405)  848-8816
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Ms.  Lisa  Holbrook
Secretary
Gulfport  Energy  Corporation
14313  N.  May  Ave.,  Suite  100
Oklahoma  City,  OK  73134

Dear  Ms.  Holbrook:

CD Holding LLC ("CD Holding") is pleased to provide the following commitment to Gulfport Energy Corporation ("Gulfport") regarding its contemplated Rights Offering. CD Holding agrees to backstop a Rights Offering under the following conditions: (i) the offering yields gross proceeds of $12.0 million; (ii) the rights are offered at $1.20 a share; (iii) the rights are registered with the Securities and Exchange Commission; (iv) no offer on West Cote Blanche Bay is accepted prior to funding of the Rights Offering and approved by a majority of Gulfport shareholders; and (v) a 2% commitment fee.

This proposal may be accepted by signing and returning a copy of this letter to the undersigned so that it is received by no later then 5 pm (EST) on Thursday, April 15, 2004. If a countersigned copy of this proposal has not been received by the undersigned at such time, this proposal shall be deemed withdrawn and this letter shall have no further force or effect. If accepted, as provided herein, this letter agreement shall constitute a binding contract enforceable according to its terms. Although the parties contemplate that such agreement shall be superseded by more detailed definitive written documentation, they agree that in the event such documents are not finalized or executed this agreement shall nonetheless be legally binding and enforceable.

Sincerely,

/s/Chuck Davidson
Chuck  Davidson


ACCEPTED  &  AGREED  TO
THIS  _____  DAY  OF  APRIL,  2004.

GULFPORT  ENERGY  CORPORATION

BY:  /s/Lisa Holbrook
     ----------------------------
        Lisa  Holbrook
        Secretary